Exhibit 10.25

TALEND

STOCK OPTION GRANT AGREEMENT

Part I

NOTICE OF STOCK OPTION GRANT

You have been granted a total number of Options (the “Options”) to subscribe ordinary Shares of the Company, subject to the terms and conditions of the Stock Option Plan (the “Plan”) and this Option Agreement. Options are governed by articles L. 225-177 and following of the French Commercial Code. They are not part of the employment agreement or of the office which has allowed the Optionee to be granted the Options. Neither do they constitute an element of the Optionee’s remuneration. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

Total number of Options:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	EUR

Total Number of Shares Granted:

Total Exercise Price:	EUR

Type of Options:	Incentive Stock Option

Term/Expiration Date:	10 years —

We draw your attention upon the fact that should you be a French tax resident as at the Date of Grant, the Shares sold or issued, as a result of the exercise of an Option shall be held in the nominative form and shall not be sold prior to the earliest of four (4) years from the date of grant of the Option without exceeding three (3) years from the date of exercise of the Option even if, in the meantime, the Beneficiary loses the Continuous Status as a Beneficiary or ceases to be a French tax resident. This prohibition of sale will also apply to you if you become a French tax resident during the term of an Option, but only to the extent of the then unvested portion (if any) of such Option. This restriction shall be mentioned in your shareholder’s accounts of the Company as from the date of exercise of the relevant Options. However, it will not be applicable in case of death or Incapacity. In addition, this restriction will not be applicable in case of Dismissal or Retirement if the Options have been exercised at least three months before the Date of Dismissal or Retirement.

It is as a consequence, hereby, given mandate to the authorized financial intermediary holding the individual shareholders’ accounts of the Company not to register any assignment or transfer of Shares resulting from the exercise of Options occurring prior to the expiration of the above-mentioned period of four (4) years.

Where the exercise of an Option, as described under Article 9.(a) of the Plan, would lead the Company to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when the full payment for the Shares with respect to which the Option is exercised is executed by the Optionee and the Optionee provides the Company with either the receipt stating the payment by the Optionnee of any such fee, tax or charge, as above described that would otherwise be paid by the Company upon exercise of the Option, in place of the Optionee or, the full payment, under the same conditions, of any amount due upon the exercise of the Option to be borne by the Company.

In the event that you infringe one of the above mentioned commitments, you shall be liable for any consequences resulting from such infringement for the Company and undertake to indemnify the Company in respect of all amounts payable by the Company in connection with such infringement.

IT IS HEREBY SPECIFIED THAT THE ABOVE FOUR PARAGRAPHS SHALL NOT APPLY TO YOU AS LONG AS YOU DO NOT BECOME A FRENCH TAX RESIDENT.

Validity of the Options:

The Options will be valid as from the Date of Grant.

Vesting Schedule:

The Options may be exercised by the Beneficiary on the basis of the following initial vesting schedule subject to the condition precedent that the Optionee shall have previously returned to the Company the documents referred to under section 2. of Part II of the Stock Option Grant Agreement duly initialed and signed:

•                  up to 25% of the Options, i.e. Options, as from the expiration of a twelve (12)-month period following the Date of Grant (or the Vesting Commencement Date if earlier), i.e. as from       ,

•                  then, up to an additional 6.25% of the Options, i.e. Options, as from the expiration of each quarter, i.e. each period of three subsequent months, following and until the expiration of the 36th month from such date, and

•                  at the latest within ten (10) years as from the Date of Grant or in case of death or Disability of the Optionee during such ten (10) year period, six (6) months as from the death or nine (9) months as from the Disability of the Optionee.

The number of Options that could be exercised pursuant to the above vesting schedule will always be rounded down to the nearest full number.

If the Beneficiary fails to exercise the Options in whole or in part within the above period of ten (10) years (as may be extended to six (6) months from the death or nine (9) months from the Disability of the Optionee), the Options will lapse automatically.

Unless the Board otherwise decides no later than immediately prior to the completion of the relevant Liquidity Event (as defined below), in the event of a merger of the Company into another corporation or of the sale by one or several shareholders, acting alone or in concert, of the Company to one or several third parties of a number of Shares resulting in a transfer of more than fifty per cent (50%) of the Shares of the Company to said third parties (in each case, a “Liquidity Event”), the Optionee’s right to exercise the Options will be accelerated so that the Optionee may exercise all of them with effect immediately prior to the completion of the relevant Liquidity Event.

Unless otherwise decided by the Board no later than on the date of completion of a Liquidity Event:

• the Options that may be exercised shall have to be exercised no later than immediately prior to the completion of the Liquidity Event, it being specified that the Board shall inform the Optionee of any proposed Liquidity Event at least 15 days prior to the completion thereof; and

• any Options not exercised for any reason on or prior to the date of completion of a Liquidity Event will automatically lapse.

Termination Period:

Unless otherwise decided by the Board prior to their expiration, the Options may be exercised for three (3) months after termination of the Optionee’s Continuous Status as a Beneficiary, to the extent the Options are exercisable at the time of termination and if such Termination is due to the Optionee.

If the termination of the Optionee’s Continuous Status as Beneficiary is due to the Company, the Options will lapse at the date of termination of the Optionee’s Continuous Status as a Beneficiary unless otherwise decided by the Board on or prior such termination.

Upon the death of the Optionee, the Options may be exercised during a period of six (6) months as provided in the Plan.

Unless otherwise decided by the Board, upon the Disability of the Optionee, the Options may be exercised during a period of nine (9) months as provided in the Plan.

Save as provided in the Plan, in no event shall the Options be exercised later than the Term/Expiration Date as provided above. Should the Options expire or become unexercisable for any reason without having been exercised in full, the unsubscribed Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

By his signature and the signature of the Company’s representative below, the Optionee and the Company agree that the Options are granted under and governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirely, has had the opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

TALEND

STOCK OPTION GRANT AGREEMENT

Part II

TERMS AND CONDITIONS

1.                                      Grant of Options.

1.1.                             The Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”), a total number of Options (the “Options”), to subscribe the number of ordinary Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.

In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code although the Company makes no representation as to the tax status of the Option. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the U.S.$ 100,000 rule of Code Section 422(d) the excess shall be treated as a Non-Statutory Stock Option

1.2.                            An Option will be valid as from the Date of Grant.

1.3.                            In the event of any tax liability arising on account of the Grant of the Options, the liability to pay such taxes shall be that of the Beneficiary alone. The Beneficiary shall enter into such agreements of indemnity and execute any and all documents as the Company may specify for this purpose, if so required at the time of the Grant and at any other time at the discretion of the Company, on such terms and conditions as the Company may think fit, for recovery of the tax due, from the Beneficiary.

2.                                      Exercise of Options

(a)                                 Right to Exercise. An Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement, subject to the condition precedent that the Optionee shall have previously returned to the Company (i) Part I and Part II of the Stock Option Grant Agreement and (ii) two copies of the short-form shareholders’ agreement (“pacte d’actionnaires simplifié”) provided to you by the Company, in each case duly initialed (all pages but for the signature page) and signed (signature page).  In the event of Optionee’s death, Disability or other termination of Optionee’s Continuous Status as a Beneficiary, the exercisability of an Option is governed by the applicable provisions of the Plan and this Option Agreement.

(b)                                 Method of Exercise. An Option is exercisable by delivery of an exercise notice, in the form attached hereto (the “Exercise Notice”), comprising a share subscription form (bulletin de souscription) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company or its designated representative or by facsimile message to be immediately confirmed by certified mail to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercice Price as to all Exercised Shares. An Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the proof of payment of such aggregate Exercise Price.

No Share shall be issued pursuant to the exercise of an Option unless such issuance and exercise complies with all relevant provisions of law as set out under Section 14(a) of the Plan.

Upon exercise of an Option, the Shares issued to the Optionee shall be assimilated with all other Shares of the Company and shall be entitled to dividends for the fiscal year in course during which the Option is exercised.

3.                                      Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(1)                                wire transfer with the execution of the corresponding exchange contract;

(2)                                check; or

(3)                                any combination of the foregoing methods of payment.

Where the exercise of an Option would lead the Company to be liable for any payment, whether due to fees, taxes or to charges of any nature whatsoever, in place of the Optionee, such Option shall be deemed duly exercised when (a) the full payment for the Shares with respect to which the Option is exercised is executed by the Optionee and (b) the Optionee provides the Company with either (i) the receipt stating the payment by the Optionee of any such fee, tax or charge, as above described that would otherwise be paid by the Company upon exercise of the Option, in place of the Optionee or, (ii) the full payment, under the same conditions, of any amount due upon the exercise of the Option to be borne by the Company.

The Company and its Affiliated Companies may not be held responsible in any way if the Beneficiary for any reason not attributable to the Company or its Affiliated Companies was not able to exercise the Option or purchase the Shares.   The payment for the purchase of the shares shall be made by the Optionee under his/her own responsibility according to these Terms and Conditions.

4.                                      Non-Transferability of Option. An Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5.                                      Term of Options. Subject as provided in the Plan, an Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6.                                      Prohibition to sell. However, as an exception to the above, the Shares sold or issued, as a result of the exercise of an Option, pursuant to the exercise of an Option to a Beneficiary who is, as at the Date of Grant of the Option, a French tax resident, shall be held in the nominative form and shall not be sold prior to the earliest of four (4) years from the date of grant of the Option without exceeding three (3) years from the date of exercise of the Option even if, in the meantime, the Beneficiary loses the Continuous Status as a Beneficiary or ceases to be a French tax resident. This prohibition of sale will also apply to a Beneficiary who becomes a French tax resident during the term of an Option, but only to the extent of the then unvested portion (if any) of such Option. This restriction shall be mentioned in the shareholder’s accounts of the Company as from the date of exercise of the relevant Options. However, it will not be applicable in case of death or Incapacity of the Beneficiary. In addition, this restriction will not be applicable in case of Dismissal or Retirement of the Beneficiary if the Options have been exercised at least three months before the Date of Dismissal or Retirement.

It is as a consequence, hereby, given mandate to the authorized financial intermediary holding the individual shareholders’ accounts of the Company not to register any assignment or transfer of Shares resulting from the exercise of Options occurring prior to the expiration of the above-mentioned period of four (4) years.

In the event that a Beneficiary infringes one of the above mentioned commitments, such Beneficiary shall be liable for any consequences resulting from such infringement for the Company and undertakes to indemnify the Company in respect of all amounts payable by the Company in connection with such infringement.

The above three paragraphs shall not apply to you as long as you do not become a French tax resident.

7.                                      Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the Republic of France.

Any claim or dispute arising under the Plan or this Agreement shall be subject to the exclusive jurisdiction of the court competent for the place of the registered office of the Company.

8.                                      Tax Obligations. Regardless of any action the Company or Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee is and remains Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

Prior to exercise of the Option, Optionee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer, if any.  In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from Optionee’s compensation paid to Optionee by the Company and/or Employer or from proceeds of the sale of Shares.  Alternatively, or in addition, if permissible under local law, the Company may sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items.  Finally, Optionee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or Optionee’s purchase of Shares that cannot be satisfied by the means previously described.  The Company may refuse to honor the exercise and refuse to deliver the Shares issuable upon exercise of the Options if Optionee fails to comply with Optionee’s obligations in connection with the Tax-Related Items as described in this section.

9.                                      Nature of Grant.  In accepting the grant, Optionee acknowledges that:

(a)         the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)         the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)          all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)         Optionee’s  participation in the Plan shall not create a right to further employment with the employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time with or without cause;

(e)          Optionee is voluntarily participating in the Plan;

(f)           the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment contract, if any;

(g)          the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)         the Option grant will not be interpreted to form an employment contract with the Company, the Employer or any subsidiary or affiliate of the Company;

(i)             the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j)            if the underlying Shares do not increase in value, the Option will have no value;

(k)         if Optionee exercises Optionee’s Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the exercise price;

(l)             in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Optionee’s employment the Company or the Employer (for any reason whatsoever) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, not withstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee shall be deemed irrevocably to have waived Optionee’s entitlement to pursue such claim; and

(m)     in the event of termination of Optionee’s employment, Optionee’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Optionee receives notice of termination regardless of when such termination is effective; furthermore, in the event of termination of employment, Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date on which the Optionee receives notice of termination; the Company shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of Optionee’s Option grant.  In addition, any period of notice or compensation in lieu of such notice, that is given or ought to have been given under any contract, statute, common law or civil law shall be excluded.

10.                               Data Privacy.  Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this document by and among, as applicable, the Employer, the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country.  Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative.  Optionee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the Plan.  Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan.  Optionee understands that Optionee may, at any time, view the Data, request additional information about the storage processing of the Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative.  Optionee understands, however, that refusing or withdrawing Optionee’s consent may affect Optionee’s ability to participate in the Plan.  For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact Optionee’s local human resources representative.

11.                               Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option and participation in the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12.                               Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

OPTIONEE:	TALEND

By:
Signature

Title:
Print Name

Residence Address

EXHIBIT A

TALEND

Société Anonyme having a share capital of EUR.[      ]

Registered office: [      ]

484 175 252 R.C.S. [   ]

Stock Option Plan

EXERCISE NOTICE

(Share subscription form)

TALEND
[ ]
[ ]
France	[ ], [ ]

Attention: [           ]

1.                                      Exercise of Options. Effective as of today,                   ,   , the undersigned (“Optionee”) hereby elects to subscribe                 (     ) ordinary shares (the “Shares”) of the Common Stock of TALEND (the “Company”) under and pursuant to the Company’s           Stock Option Plan (the “Plan”) adopted by the board on        and the Stock Option Agreement dated            ,    (the “Option Agreement”). The subscription price for the Shares shall be EUR.       , as required by the Option Agreement.

2.                                      Delivery of Payment. Optionee herewith delivers to the Company the full subscription price for the Shares.

3.                                      Representations of Optionee. The Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions, in particular  the Optionee agrees to abide and be bound by the obligation to hold and the prohibition to sell the Shares provided for in articles 9.(a) of the Plan and 6 of the Option Agreement as well as by the obligation to indemnify which stems from it (to the extent applicable).

4.                                      Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company) of the Shares, the Optionee shall have, as an Optionee, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, except those the Optionee may have as a shareholder of the Company. No adjustment will be made for rights in respect of which the record date is prior to the issuance date for the Shares, except as provided in Section 11 of the Plan.

5.                                      Tax consultation. The Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s subscription or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the subscription or disposition of the Shares. The Optionee is not relying on the Company for any tax advice.

6.                                      Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the Republic of France.

*

*     *

This Exercise notice is delivered in two originals one of which shall be returned to the Optionee.

Submitted by:	Accepted by:
OPTIONEE (*)	TALEND

Signature	Signature

Its:
Print Name

Address:

(*)                                The signature of the Optionee must be preceded by the following manuscript mention “accepted for formal and irrevocable subscription of [          ] ordinary Shares”.

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